EXHIBIT 99.5

AERCAP REGISTRATION RIGHTS
AGREEMENT

Dated as of November 1, 2021

i

This REGISTRATION RIGHTS AGREEMENT, dated as of November 1, 2021 (this “Agreement”), is made between AerCap Holdings N.V., a Netherlands public limited liability company (together with its successors and permitted assigns, the “Company”), and General Electric Company, a New York corporation (together with its successors and permitted assigns, the “Shareholder”).

A. On the date hereof, GE Capital US Holdings, Inc., a Delaware corporation (“GE U.S.”), acquired 111,500,000 ordinary shares of the Company, par value EUR 0.01 per share (the “Company Shares”), pursuant to the Transaction Agreement, dated as of March 9, 2021 (as amended by Amendment No. 1, dated as of the date hereof, and as may be further amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), among the Company, AerCap Aviation Leasing Limited, AerCap US Aviation LLC, AerCap Ireland Capital DAC, the Shareholder, GE Ireland USD Holdings ULC, GE Financial Holdings ULC and GE U.S.

B. On the date hereof, the Company, the Shareholder and GE U.S. are also entering into a Shareholders’ Agreement (the “Shareholders’ Agreement”).

C. In connection with the Completion, the Company desires to grant to the Shareholder certain registration rights in the United States with respect to the Company Shares issued to GE U.S. pursuant to the Transaction Agreement.

D. Capitalized terms used in this Agreement are used as defined in Section 12.

Now, therefore, the parties hereto agree as follows:

1. Demand Registrations.

(a) Short-Form Registration. After the date that is 210 days after the Completion Date, so long as the Shareholder or any Investor holds Company Shares and such shares are Registrable Securities and so long as the Company is eligible to use Form F-3 or, if at such time the Company is not a “foreign private issuer” within the meaning of Rule 3b-4 under the Exchange Act, Form S-3 (or a comparable form) for the registration of the Company Shares, the Shareholder may make one or more Registration Requests covering all or a portion of the Registrable Securities held by it and the Investors pursuant to a shelf registration for the sale or distribution of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration”). Any Shelf Registration shall provide for the resale of the Company Shares from time to time in the United States by and pursuant to any method or combination of methods legally available to the Shareholder and the Investors (including, without limitation, an underwritten offering, a direct sale to purchasers, a sale to or through brokers, dealers or agents, a sale over the internet, block trades, derivative transactions with third parties, sales in connection with short sales and other hedging transactions). The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended methods of disposition by the Shareholder and the Investors thereof.

(b) Other Demand Registration. After the date that is 210 days after the Completion Date, so long as the Shareholder or any Investor holds Company Shares and such shares are Registrable Securities, if the Company is not eligible to use Form F-3 or Form S-3 (or a comparable form) for the registration of the Company Shares, the Shareholder may make one or more Registration Requests other than pursuant to a Shelf Registration covering all or a portion of the Registrable Securities held by it and the Investors pursuant to the Securities Act. The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement in accordance with the intended methods of disposition by the Shareholder and the Investors thereof.

(c) The Company, within thirty (30) days of the date on which the Company receives a Registration Request given by the Shareholder in accordance with Section 1(a) or Section 1(b) hereof, will file with the Commission, and the Company will thereafter use commercially reasonable efforts to cause to be declared effective as promptly as practicable, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Securities specified by the Shareholder in such Registration Request (it being agreed that the Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act if Rule 462(e) is available to the Company); provided, however, that the Company shall not be obligated to give effect to any Registration Request if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with such registration because of the unavailability of audited or other required financial statements of the Company or any other Person; provided that the Company shall use its commercially reasonably efforts to obtain such financial statements as promptly as practicable.

(d) The Company will use commercially reasonable efforts to keep each Shelf Registration Statement filed pursuant to this Section 1 continuously effective and usable for the resale of the Registrable Securities covered thereby (including by renewing or refiling upon expiration) until the earlier of (i) to the extent applicable, the expiration date contemplated by Rule 415(a)(5) under the Securities Act after giving effect to the grace period contemplated thereby and (ii) the date on which all of the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement; provided that, if on the third (3rd) anniversary date of the effectiveness of a Shelf Registration Statement, Registrable Securities covered by such Shelf Registration Statement remain unsold, the Company shall re-file such Shelf Registration Statement (or file a new Shelf Registration Statement) upon its expiration and keep such re-filed (or new) Shelf Registration Statement effective and usable for the aforesaid period. The time period for which the Company is required to maintain the effectiveness of any Registration Statement is hereinafter referred to as the “Effectiveness Period”.

(e) After the date that is 270 days after the Completion Date, at any time that any Shelf Registration is effective, if the Shareholder delivers a notice to the Company (a “Take-Down Notice”) stating that it (or any Investor) intends to effect an underwritten offering or distribution of all or part of its or their Registrable Securities included by it (or any Investor) on any Shelf Registration (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in the Shelf Offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering. In connection with any Shelf Offering, if the managing underwriter(s) advise the Shareholder and the Investors in writing that in its or their view the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering, the managing underwriter(s) may limit the number of shares which would otherwise be included in such offering in the same manner as is described in Section 1(h). The Company will pay all Registration Expenses incurred in connection with any registration or underwritten offering requested in accordance with this Agreement.

(f) Selection of Underwriters. If the Shareholder or the Investors intend to distribute the Registrable Securities covered by any Registration Request or Take-Down Notice by means of an underwritten offering, the Shareholder will so advise the Company as a part of the Registration Request or Take-Down Notice. Subject to the last sentence of this Section 1(f), the Shareholder shall have the right to cause the Company to effect up to three (3) such underwritten offerings in any 12-month period pursuant to a Registration Request or Take-Down Notice. In connection with any such underwritten offering, (i) if there are less than five total joint book-running managing underwriters, the Company will have the right to appoint one such joint book-running managing underwriter, and (ii) if there are five or more total joint book-running managing underwriters, the Company will have the right to appoint two such joint book-running managing underwriters, and in each case the Shareholder will have the right to appoint the remaining joint book-running managing underwriters; provided that each of the joint book-running managing underwriters appointed pursuant hereto will have equally shared responsibilities and economics, including for investor meetings and allocating the order book with all other joint book-running managing underwriters. In such an underwritten offering, the Shareholder and any Investor which holds Registrable Securities which are to be sold in such offering (together with the Company) will enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such offering. If the Shareholder disapproves of the terms of the underwriting, the Shareholder may elect to withdraw therefrom (which withdrawal will also constitute a withdrawal by all Investors) by written notice to the Company and the joint book-running managing underwriters; provided, however, that such attempted offering will count as one of the Shareholder’s three (3) underwritten offerings described above. Notwithstanding anything in this Agreement to the contrary, an attempted offering will not count as one of the Shareholder’s three (3) underwritten offerings described above if the Shareholder’s decision to withdraw from, terminate, abandon or cancel such offering results from or arises out of an action by the Company that could reasonably be expected to adversely affect the timing, marketability or offering price of the securities contemplated to have been offered in such registration.

(g) Restrictions on Underwritten Offerings. Notwithstanding anything in this Section 1 to the contrary, the Shareholder and the Investors may not make, and the Company will not be obligated to effect, an underwritten offering unless the reasonably anticipated aggregate gross proceeds of such underwritten offering are at least $100,000,000 (unless the Shareholder and the Investors are proposing to sell all of their remaining Company Shares). In addition, the Shareholder and the Investors may not without the Company’s prior written consent:

(i) launch any offering within 120 days of any other underwritten offering of Registrable Securities by the Shareholder or any Investor; and

(ii) offer or sell in any offering (including, if applicable, pursuant to the exercise of any over-allotment or “green shoe” option) any Registrable Securities that would represent more than 16% of the outstanding Company Shares at the time of such offering.

(h) Priority on Demand Registrations. The Company will not include in any underwritten registration pursuant to Section 1 any securities that are not Registrable Securities without the prior written consent of the Shareholder and each Investor. If the managing underwriter(s) advise the Shareholder and the Investors in writing that in its or their opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities that can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, Registrable Securities of the Shareholder or any Investor and (ii) second, any other securities of the Company that have been requested to be so included. Notwithstanding the foregoing, no employee of the Company or any subsidiary thereof will be entitled to participate, directly or indirectly, in any such registration to the extent that the managing underwriter(s) (or, in the case of any offering that is not underwritten, a nationally recognized investment banking firm) determines in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration.

2. Restrictions on Demand Registration.

(a) Right to Defer or Suspend Registration. In the event that the Company determines in good faith that any one or more of the following circumstances exist, the Company may, at its option, (x) defer any registration of Registrable Securities in response to a Registration Request or (y) require the Shareholder and the Investors to suspend any offerings of Registrable Securities pursuant to a Registration Statement for the periods specified:

(i) if the Company is subject to any of its customary suspension or blackout periods, for all or part of such period;

(ii) if any offering would occur during the period commencing 15 days prior to any scheduled investor day presentation and ending two days after the furnishing to the Commission of the Form 6-K or Form 8-K reporting the substance of such investor day presentation, for the duration of such period;

(iii) for not more than sixty (60) days in the aggregate in any 180-day period, if the Company believes that an offering would require the Company, under applicable securities laws and other laws, to make disclosures of material non-public information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would not be in the Company’s best interests; provided that this exception shall continue to apply only during the time that such material non-public information has not been disclosed and remains material; provided, further, that upon disclosure of such material non-public information, the Company shall (x) notify the Shareholder and the Investors whose Registrable Securities are included in the Registration Statement; (y) terminate any deferment or suspension it has put into effect; and (z) take such actions necessary to permit registered sales of Registrable Securities as required or contemplated by this Agreement, including, if necessary, the preparation and filing of a post-effective amendment or prospectus supplement so that the Registration Statement and any prospectus forming a part thereof will not include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and

(iv) for not more than sixty (60) days in the aggregate in any 180-day period, if the Company is pursuing a primary underwritten offering of Company Shares pursuant to a Registration Statement; provided, however, that the Shareholder and the Investors shall have Piggyback Registration rights with respect to such primary underwritten offering in accordance with and subject to the restrictions set forth in Section 3.

(b) In addition, the Company shall have the right, exercisable at its option, once in any 12-month period, to (x) defer any registration of Registrable Securities, including the exercise of Piggyback Registration rights in accordance with and subject to the restrictions set forth in Section 3, in response to a Registration Request, or (y) require the Shareholder and the Investors to suspend any offerings of Registrable Securities pursuant to a Registration Statement for a period of not more than sixty (60) days from the date of receipt of notice of such deferral or suspension, in each case, if the Company elects at such time to offer Company Shares or Company Share equivalents in order to:

(i) fund a merger, third party tender offer or exchange offer or other business combination, acquisition of assets or similar transaction; or

(ii) meet rating agency and other capital funding requirements.

(c) Limitation on Deferrals and Suspensions. The Company shall not be permitted to defer registration or require the Shareholder and the Investors to suspend an offering pursuant to this Section 2 if the duration of all such deferrals or suspensions would for any individual reason exceed sixty (60) consecutive days or if the duration of all such deferrals or suspensions would in the aggregate exceed one hundred twenty (120) days in any 12-month period.

(d) If the Company defers any registration of Registrable Securities in response to a Registration Request or Take-Down Notice or requires the Shareholder or the Investors to suspend any offering of Registrable Securities, the Shareholder and the Investors shall be entitled to withdraw such Registration Request or such Take-Down Notice, as the case may be, and if it does so, such request shall not be treated for any purpose as an exercise of a Registration Request or the delivery of a Take-Down Notice pursuant to Section 1 of this Agreement and, for the avoidance of doubt, such offering will not count as one of the three (3) underwritten offerings described in Section 1(f) of this Agreement.

3. Piggyback Registrations.

(a) Right to Piggyback. After the date that is 270 days after the Completion Date, whenever the Company proposes to register any of its securities (other than a registration pursuant to Section 1, relating solely to employee benefit plans, or relating solely to the sale of debt or convertible debt instruments) and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give written notice at least fifteen (15) days before the anticipated filing date to the Shareholder and the Investors of its intention to effect such a registration and will include in such registration all Registrable Securities held by the Shareholder and the Investors with respect to which the Company has received from the Shareholder or the Investors a written request for inclusion therein within ten (10) days after the date of the Company’s notice (a “Piggyback Registration”). If the Shareholder or any Investor has made such a written request, it may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter(s), if any, on or before the fifth (5th) day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 3 prior to the effectiveness of such registration, whether or not the Shareholder or any Investor has elected to include Registrable Securities in such registration, and, except for the obligation to pay Registration Expenses pursuant to Section 3(c), the Company will have no liability to the Shareholder or any Investor in connection with such termination or withdrawal.

(b) Underwritten Registration. If the registration referred to in Section 3(a) is proposed to be underwritten, the Company will so advise the Shareholder and the Investors as a part of the written notice given pursuant to Section 3(a). In such event, the right of the Shareholder and the Investors to registration pursuant to this Section 3 will be conditioned upon the Shareholder’s or such Investor’s participation in such underwriting and the inclusion of the Shareholder’s or such Investor’s Registrable Securities in the underwriting, and the Shareholder and any Investor which holds Registrable Securities which are to be sold in such offering will (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such offering by the Company. If the Shareholder or an Investor disapproves of the terms of the underwriting, the Shareholder or such Investor may elect to withdraw therefrom (which withdrawal, in the case of the Shareholder, will also constitute a withdrawal by all of its affiliated Investors) by written notice to the Company and the managing underwriter(s).

(c) Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final.

(d) Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering, the Company will include in such registration or prospectus only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration by the Shareholder or any Investor and other securities requested to be included in such registration, pro rata among the holders of Registrable Securities and other securities on the basis of the number of securities owned by each such holder. Notwithstanding the foregoing, any employee of the Company or any subsidiary thereof will not be entitled to participate, directly or indirectly, in any such registration to the extent that the managing underwriter(s) (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) will determine in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration.

(e) Priority on Secondary Registrations. If a Piggyback Registration relates to an underwritten secondary registration on behalf of other holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, the Company will include in such registration only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities requested to be included therein by the holders requesting such registration and (ii) second, the Registrable Securities requested to be included in such registration by the Shareholder or any Investor and other securities requested to be included in such registration, pro rata among the holders of Registrable Securities and other securities on the basis of the number of securities owned by each such holder. Notwithstanding the foregoing, any employee of the Company or any subsidiary thereof will not be entitled to participate, directly or indirectly, in any such registration to the extent that the managing underwriter(s) (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) will determine in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration.

4. Holdback Agreement.

(a) If (i) during the Effectiveness Period, the Company shall file a Registration Statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to an underwritten public offering of Company Shares or securities convertible into, or exchangeable or exercisable for, Company Shares, (ii) with reasonable prior notice, the managing underwriter or underwriters advises the Company in writing (in which case the Company shall notify the Shareholder and the Investors) that a public sale or distribution of Registrable Securities would materially adversely impact such offering and (iii) the underwriter or underwriters have obtained written holdback agreements from the Company, each executive officer of the Company and each other person who has been granted registration rights by the Company, then the Shareholder and each Investor shall, if requested by the Company and the managing underwriter or underwriters, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Securities, without the prior written consent of the Company and the managing underwriter or underwriters, during the ten (10) days prior to the effective date of such Registration Statement and until the earliest of (A) sixty (60) days from the effective date of such Registration Statement; provided that if the managing underwriter or underwriters, in its or their reasonable judgment, advises the Company that a period of sixty (60) days from the effective date is too short, this sixty (60) day period may be extended by the Company at the direction of the managing underwriter or underwriters by up to an aggregate of thirty (30) additional days or (B) the abandonment of such offering. Notwithstanding the foregoing, the obligations of the Shareholder and each Investor under this Section 4 in respect of any such offering shall terminate in the event that the Company or any underwriter terminates, releases or waives, in whole or in part, the holdback agreements with respect to the Company, any executive officer of the Company or any such other person who has been granted registration rights by the Company in respect of such offering; and

(b) The Company, if requested in writing by the managing underwriter or underwriters in connection with an underwritten public offering of Registrable Securities by the Shareholder or any Investor, shall not make any public sale or other distribution of Company Shares or securities convertible into, or exercisable or exchangeable for, Company Shares (other than offerings in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) during the ten (10) days prior to the pricing date of such underwritten public offering and until the earliest of (A) sixty (60) days from the pricing date of such underwritten public offering; provided that if the managing underwriter or underwriters, in its or their reasonable judgment, advises the Shareholder that a period of sixty (60) days from the pricing date is too short, this sixty (60) day period may be extended by the Shareholder at the direction of the managing underwriter or underwriters by up to an aggregate of thirty (30) additional days or (B) the abandonment of such offering.

5. Registration Procedures. In connection with the registration obligations of the Company pursuant to and in accordance with Section 1, the Company will use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, subject to Section 1(c) of this Agreement, make all required filings with FINRA and thereafter use commercially reasonable efforts to cause such Registration Statement to become effective upon filing but in any event not later than thirty (30) days after the filing of such Registration Statement; provided that before filing a Registration Statement or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act that are incorporated or deemed to be incorporated by reference into the Registration Statement), the Company will furnish to the Shareholder copies of all documents proposed to be filed. If the Shareholder informs the Company in writing within five Business Days that it has any objections to the filing of such Registration Statement, amendment or supplement, the Company will not file such Registration Statement, amendment or supplement prior to the date that is five Business Days from the date the Shareholder received such document. The Company will not file any Registration Statement or amendment or supplement to such Registration Statement to which the Shareholder will have reasonably objected in writing on the grounds that (and explaining why) such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than the Effectiveness Period or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the Shareholder or any Investor, as applicable, set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Shareholder and any Investor, as applicable, set forth in such Registration Statement;

(c) furnish to the Shareholder and any Investors participating in a disposition pursuant to such Registration Statement, without charge, such number of conformed copies of such Registration Statement and of each post-effective amendment thereto, and deliver, without charge, such number of copies of each preliminary prospectus, final prospectus, all exhibits and other documents filed therewith and such other documents as the Shareholder and such Investors may reasonably request including in order to facilitate the disposition of their Registrable Securities;

(d) use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Shareholder reasonably requests in writing (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) promptly notify the Shareholder and any Investors participating in a disposition pursuant to such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, prepare and furnish to the Shareholder and such Investors a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f) promptly notify the Shareholder and any Investors participating in a disposition pursuant to such Registration Statement (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for such purpose, (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) the happening of any event that requires the Company to make changes in any effective Registration Statement or the prospectus related to such Registration Statement necessary to make the statements in such Registration Statement not misleading or the statements in such prospectus not misleading in light of the circumstances in which they were made (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

(g) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use commercially reasonable efforts to cause all such Registrable Securities to be listed on such securities exchange reasonably selected by the Company;

(h) enter into such customary agreements (including underwriting agreements in form, scope and substance as is customary in underwritten offerings) and take all such appropriate and reasonable other actions as the Shareholder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) if such offering is an underwritten offering, make available for inspection by the Shareholder and any Investor or underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Shareholder, such Investors or any such underwriter, all financial and other records and pertinent corporate documents of the Company as will be reasonably necessary to enable them to exercise their due diligence responsibilities, provided that each of the Shareholder, any such Investor, any such underwriter and any attorney, accountant or other agent retained by the Shareholder, any such Investor or any such underwriter will enter into a confidentiality agreement reasonably satisfactory to the Company;

(j) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use commercially reasonable efforts promptly to obtain the withdrawal of such order at the earliest practicable time;

(l) enter into such agreements and take such other actions as the Shareholder or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for and participating in such number of “road shows”, and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition, including, as the underwriters reasonably request, making members of senior management of the Company, as would customarily participate in “road show” and other customary marketing activities for an offering by the Company comparable to such offering in size and type of securities offered, cooperate with the managing underwriters or underwriter and make themselves available to participate on a reasonable basis in “road show” and other customary marketing activities in such locations (domestic and foreign) as recommended by the managing underwriters or underwriter (including one-on-one meetings with prospective purchasers of the Registrable Securities);

(m) if such offering is an underwritten offering, use commercially reasonable efforts to obtain one or more comfort letters, addressed to the underwriters, the Shareholder and the Investors participating in any such offering (provided that the Company’s independent public accountants will address a comfort letter to the Shareholder and such Investors), dated the effective date of, or the date of the final receipt issued for such Registration Statement (the date of the closing under the underwriting agreement for such offering), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters in underwritten offerings;

(n) if such offering is an underwritten offering, use commercially reasonable efforts to provide legal opinions of the Company’s outside counsel, addressed to the underwriters, dated the effective date of, or the date of the final receipt issued for, such Registration Statement (the date of the closing under the underwriting agreement for such offering), each amendment and supplement thereto, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(o) make available to the Shareholder and the Investors participating in a disposition pursuant to such Registration Statement each item of correspondence from the Commission or the staff of the Commission (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange) and each item of correspondence written by or on behalf of the Company to the Commission or the staff of the Commission (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, other than, in each case, any item of correspondence relating to any reports delivered or required to be delivered under the Exchange Act whether or not in connection with such Registration Statement; and

(p) use commercially reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any Transfer of Registrable Securities, including with respect to the transfer of any physical stock certificates representing common stock into book-entry form in accordance with any procedures reasonably requested by the Shareholder or the Investors or the underwriters.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to the Shareholder or any Investor by name, or otherwise identifies the Shareholder or any Investor as the holder of any securities of the Company, without the consent of the Shareholder or such Investor (any such consent, in the case of the Shareholder, to be binding on all of its affiliated Investors), such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by applicable law.

The Company may require the Shareholder and any Investor to furnish the Company with such information regarding the Shareholder and such Investor pertinent to the disclosure requirements relating to the registration and the distribution of any securities as the Company may from time to time reasonably request in writing. If within 20 days of the receipt of a written request from the Company, the Shareholder or any Investor fails to provide to the Company any information relating to the Shareholder or such Investor, as applicable, that is required by applicable law to be disclosed in the Registration Statement, the Company may exclude the Shareholder’s and such Investor’s, as applicable, Registrable Securities from such Registration Statement (and, in the case of the Shareholder, shall not be obligated to file such Registration Statement).

The Shareholder and the Investors agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e), 5(f)(ii) or 5(f)(iii) hereof, each of the Shareholder and the Investors shall discontinue, and each shall cause each of its affiliated Investors to discontinue, disposition of any Registrable Securities covered by such Registration Statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(c) hereof, which supplement or amendment shall be prepared and furnished as soon as reasonably practicable, or until the Shareholder and the Investors are advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, each of the Shareholder and the Investors shall use its commercially reasonable efforts to return to the Company all copies then in its possession or in the possession of any of its affiliated Investors, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Shareholder and the Investors participating in such disposition. In the event the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to the Shareholder and the Investors participating in such disposition that such Interruption Period is no longer applicable. Notwithstanding anything in this paragraph to the contrary, no Interruption Period shall exceed sixty (60) days and, in any 12-month period, no more than one hundred twenty (120) days in the aggregate may be part of an Interruption Period.

6. Registration Expenses.

(a) All expenses incidental to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company, all independent certified public accountants, underwriters and other Persons retained by the Shareholder and any of its affiliated Investors, including the reasonable fees and expenses of one counsel to represent the Shareholder and the Investors selected by the Shareholder, and all transportation and other expenses incurred by or on behalf of the Shareholder, any affiliated Investor, the Company or any underwriters, or any of their representatives, in connection with “roadshow” presentations and the holding of meetings with potential investors to facilitate the distribution and sale of the Registrable Securities (all such expenses, “Registration Expenses”), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the New York Stock Exchange.

(b) Selling Expenses will be borne by the Shareholder and the Investors, as applicable.

7. Indemnification.

(a) The Company agrees to indemnify and hold harmless, and hereby does indemnify and hold harmless, the Shareholder and the Investors, their affiliates and their respective directors, officers, employees and partners and each Person who controls the Shareholder and the Investors (within the meaning of the Securities Act) against, and pay and reimburse the Shareholder and the Investors, affiliate, director, officer, employee or partner or controlling Person for any losses, claims, damages, liabilities, joint or several, to which the Shareholder and the Investors or any such affiliate, director, officer, employee or partner or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any “issuer free writing prospectus” as such term is defined under Rule 433 under the Securities Act or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and the Company will pay and reimburse the Shareholder and the Investors and each such affiliate, director, officer, employee, partner and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or any “issuer free writing prospectus” as such term is defined under Rule 433 under the Securities Act, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by the Shareholder or any Investor expressly for use therein. In connection with an underwritten offering, the Company, if requested, will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Shareholder and the Investors.

(b) In connection with any Registration Statement in which the Shareholder or any Investor is participating, the Shareholder and each such Investor, as applicable, will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and will, severally and not jointly (except that the indemnity from affiliated Investors (or the Shareholder and its affiliated Investors) shall be joint), indemnify and hold harmless the Company, its directors and officers, each underwriter and each other Person who controls the Company or such underwriter (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, to which the Company or any such director or officer, any such underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by the Shareholder or such Investor, as applicable, expressly for use therein, and the Shareholder or such Investor, as applicable, will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the obligation to indemnify and hold harmless will be limited to the net amount of proceeds received by the Shareholder or such Investor, as applicable, from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

(e) If the indemnification provided for in this Section 7 is legally unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Shareholder or any Investor will be obligated to contribute pursuant to this Section 7(e) will be limited to an amount equal to the proceeds received by the Shareholder or such Investor (in each case together with its affiliated Investors), as applicable, in respect of the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Shareholder or such Investor (in each case together with its affiliated Investors), as applicable, has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

8. Participation in Underwritten Registrations.

(a) Neither the Shareholder nor any Investor may participate in any registration hereunder that is underwritten unless each of the Shareholder and any such Investor (i) completes and executes all customary questionnaires, powers of attorney, underwriting agreements and other customary documents reasonably required under the terms of such underwriting arrangements and (ii) cooperates with the Company’s requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by the Shareholder’s or any Investor’s failure to cooperate, will not constitute a breach by the Company of this Agreement).

(b) To the extent that the Shareholder or any Investor is participating in any registration hereunder, the Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e) above, each of the Shareholder and the Investors will, and each will cause each of its affiliated Investors to, forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until the Shareholder and such Investors receive copies of a supplemented or amended prospectus as contemplated by such Section 5(e).

9. Rule 144 and 144A Reporting.

(a) With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and keep public information available at any time when the Company is subject to such reporting requirements.

Upon request of the Shareholder or the Investors, the Company will deliver to the Shareholder and the Investors a written statement as to whether it has complied with such informational and reporting requirements and will, within the limitations of the exemptions provided by Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the Commission, instruct the transfer agent to remove the restrictive legend affixed to any Company Shares to enable such shares to be sold in compliance with Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the Commission.

(b) For purposes of facilitating sales pursuant to Rule 144A, so long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Shareholder, each Investor and any prospective purchaser of the Shareholder’s or any Investor’s securities will have the right to obtain from the Company, upon written request of the Shareholder or such Investor prior to the time of sale, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents that the Company would have been required to file if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act as the Shareholder, the Investors or prospective purchaser may reasonably request in writing in availing itself of any rule or regulation of the Commission allowing the Shareholder or any Investor, as applicable, to sell any such securities without registration.

10. Term. This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of (a) its termination by the written consent of the parties hereto or their respective successors in interest, (b) the date on which no Registrable Securities remain outstanding and (c) the dissolution, liquidation or winding up of the Company.

11. Governing Law, Consent to Jurisdiction, Waiver of Jury Trial.

(a) This Agreement, all transactions contemplated by this Agreement, and all claims and defenses of any nature (including contractual and non-contractual claims and defenses) arising out of or relating to this Agreement, any transaction contemplated by this Agreement, and the formation, applicability, breach, termination or validity of this Agreement (each, a “Transaction Dispute”), will be exclusively governed by and construed and enforced in accordance with the internal Laws of the State of Delaware, without giving effect to any Law or rule that would cause the Laws of any jurisdiction other than the State of Delaware to be applied. The parties expressly acknowledge and agree that (i) the requirements of 6 Del. C § 2708 are satisfied by the provisions of this Agreement and that such statute mandates the application of Laws of the State of Delaware to this Agreement, the relationship of the parties, the Transaction and the interpretation and enforcement of the rights and duties of the parties hereunder and (ii) the parties have a reasonable basis for the application of the Laws of the State of Delaware to this Agreement, the relationship of the parties, the transactions contemplated by this Agreement and the interpretation and enforcement of the rights and duties of the parties hereunder.

(b) Any Transaction Dispute will exclusively be brought and resolved in the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County) and any appellate court from any of such courts. In that context, and without limiting the generality of the foregoing, each party irrevocably and unconditionally: (i) submits for itself and its property to the exclusive jurisdiction of such courts with respect to any Transaction Dispute and for recognition and enforcement of any judgment in respect thereof, and agrees that all claims in respect of any Transaction Dispute shall be heard and determined in such courts and (ii) agrees that venue would be proper in such courts, and waives any objection that it may now or hereafter have that any such court is an improper or inconvenient forum for the resolution of any Transaction Dispute. The foregoing consent to jurisdiction will not constitute submission to jurisdiction or general consent to service of process in the State of Delaware for any purpose except with respect to any Transaction Dispute.

(c) To the maximum extent permitted by Law, each party irrevocably and unconditionally waives any right to trial by jury in any forum in respect of any Transaction Dispute and covenants that neither it nor any of its Affiliates or Representatives will assert (whether as plaintiff, defendant or otherwise) any right to such trial by jury. Each party certifies and acknowledges that (i) such party has considered the implications of this waiver, (ii) such party makes this waiver voluntarily and (iii) such waiver constitutes a material inducement upon which such party is relying and will rely in entering into the Transaction Documents. Each party may file an original counterpart or a copy of this Section 11 with any court as written evidence of the consent of each party to the waiver of its right to trial by jury.

12. Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Affiliate” has the meaning set forth in the Transaction Agreement.

“Agreement” has the meaning set forth in the preamble.

“Commission” means the United States Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Company” has the meaning set forth in the preamble.

“Company Shares” has the meaning set forth in the preamble.

“Completion” has the meaning set forth in the Transaction Agreement.

“Completion Date” has the meaning set forth in the Transaction Agreement.

“Effectiveness Period” has the meaning set forth in Section 1(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Interruption Period” has the meaning set forth in Section 5.

“Investor” means (i) any Person that is an “Investor” under the Shareholders’ Agreement and (ii) any other Person that is assigned rights under this Agreement pursuant to Section 13(f) to the extent such rights are assigned thereunder, except that for purposes of this Agreement, references to “Investor” will exclude the Shareholder.

“Law” has the meaning set forth in the Transaction Agreement.

“Nine Month Restricted Period” has the meaning set forth in the Shareholders’ Agreement.

“Permitted Transferees” has the meaning set forth in the Shareholders’ Agreement.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Register,” “registered” and “registration” refers to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which the Shareholder notifies the Company of its or any Investor’s intention to offer Registrable Securities.

“Registrable Securities” means (i) the Company Shares initially issued to GE U.S. pursuant to the Transaction Agreement or (ii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (x) they have been effectively registered or qualified for sale by a prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement covering such securities or (y) they have been sold to the public through a broker, dealer or market maker pursuant to Rule 144 or other exemption from registration under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Registration Expenses” has the meaning set forth in Section 6(a).

“Registration Request” means a request by the Shareholder for the registration under the Securities Act of the Registrable Securities held by it and the Investors pursuant to Section 1 of this Agreement.

“Registration Statement” means the prospectus and other documents filed with the Commission to effect a registration under the Securities Act.

“Representative” has the meaning set forth in the Transaction Agreement.

“Rule 144” means Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Rule 144A” means Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Securities Act” means the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.

“Shareholder” has the meaning set forth in the preamble.

“Shelf Offering” has the meaning set forth in Section 1(e).

“Shelf Registration” has the meaning set forth in Section 1(a).

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form F-3 or Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering the Registrable Securities.

“Shareholders’ Agreement” has the meaning set forth in the preamble.

“Take-Down Notice” has the meaning set forth in Section 1(e).

“Transfer” has the meaning set forth in the Shareholders’ Agreement.

“Transaction” has the meaning set forth in the Transaction Agreement.

“Transaction Agreement” has the meaning set forth in the preamble.

“Transaction Dispute” has the meaning set forth in Section 11(a).

13. Miscellaneous.

(a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Shareholder or the Investors in this Agreement. For a period of thirty months after the Completion Date, the Company shall not grant to any Person the right to require the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the approval of the Shareholder, not to be unreasonably withheld or delayed; provided that this sentence will be of no further force and effect if, at any time prior to the commencement of the Nine Month Restricted Period, the Company irrevocably waives in writing the requirement set forth in Section 1(g)(ii).

(b) Adjustments Affecting Registrable Securities. The Company will not on its own initiative, except to the extent required by applicable law or an enforceable court order, propose any of the following actions to be taken by the general meeting of shareholders, after the date of this Agreement with respect to the Company Shares as a class if such actions would materially and adversely affect the ability of the Shareholder or the Investors to include the Registrable Securities in a registration undertaken pursuant to this Agreement: (i) implementing transfer restrictions on the Company Shares, (ii) implementing limits on dispositions of the Company Shares, (iii) adopting restrictions on the nature of transferees of the Company Shares or (iv) implementing or adopting any similar restrictions or limitations with respect to the transfer of Company Shares in violation of the terms of this Agreement or the Shareholders’ Agreement. For the avoidance of doubt, any actions which occur by operation of law, pursuant to an enforceable court order or are taken by the general meeting of shareholders (and not initiated by the Board of Directors of the Company), whether or not pursuant to articles 2:110 or 2:114A of the Dutch Civil Code, shall not be deemed to be a violation of this Section 13(b).

(c) Dilution. If, from time to time, there is any change in the capital structure of the Company by way of a split, dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue.

(d) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement, provided that neither the Shareholder nor any Investor will have any right to an injunction to prevent the filing or effectiveness of any Registration Statement of the Company, other than a Registration Statement filed pursuant to this Agreement in response to a Registration Request.

(e) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Shareholder. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(f) Assignment of Registration Rights. The rights of the Shareholder and any Investor to registration of all or any portion of its Registrable Securities pursuant to this Agreement may be assigned by the Shareholder or such Investor to any Permitted Transferee or any other Person to whom Registrable Securities are permitted to be Transferred in accordance with the Shareholders’ Agreement (to the extent of the Registrable Securities Transferred) as long as (i) the Shareholder or such Investor, within ten (10) days after such Transfer (in the case of a Transfer to a Permitted Transferee) or upon such Transfer (in the case of a Transfer to any other Person), furnishes to the Company written notice of the Transfer to such Permitted Transferee or other Person, (ii) such Permitted Transferee or other Person agrees, following such Transfer (in the case of a Transfer to a Permitted Transferee) or upon such Transfer (in the case of a Transfer to any other Person), to be subject to all applicable restrictions and obligations set forth in this Agreement, and executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company (including notice information for the purposes of Section 13(m)) and (iii) in the case of a Transfer to a Person that is not a Permitted Transferee, such Person immediately following the Transfer beneficially owns at least 1% of the then-outstanding Company Shares. Upon satisfaction of clauses (i), (ii) and, if applicable, (iii) of the immediately preceding sentence, the applicable Permitted Transferee or other Person shall be the beneficiary of all or a portion of the rights of the Shareholder or such Investor, and subject to all restrictions and obligations applicable to the Shareholder or such Investor pursuant to this Agreement, to the same extent as the Shareholder or such Investor; provided, however, that in the case of any assignment of rights to a Person that is not a Permitted Transferee, (1) such Person shall not become the beneficiary of any rights under Section 1 or 2 of this Agreement (except Section 2(a)(iv) in respect of Piggyback Registration rights) and, for the avoidance of doubt, shall not have the right to make a Registration Request or deliver a Take Down Notice (but such Person’s rights under Section 3 shall apply with respect to any Registration Request or Take Down Notice made by the Shareholder or any Permitted Transferee pursuant to Section 1), (2) all rights, restrictions and obligations assigned to, or assumed by, such Person pursuant to this Section 13(f) shall automatically terminate on the date on which the Shareholder and its affiliated Investors (taken together) beneficially own less than 5% of the then-outstanding Company Shares and (3) such assignment shall not be permitted under this Section 13(f) if such assignment would create an incremental material burden to the Company.

(g) Successors and Assigns. Except as provided in Section 13(f) hereof, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. If any of the Registrable Securities is converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of the merger, consolidation, reclassification, share exchange or other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall become bound hereby with respect to such other securities which shall constitute Registrable Securities.

(h) Conversion of Other Securities. If the Shareholder or any Investor offers Registrable Securities by forward sale, or by an offering (directly or by entering into a derivative transaction with a broker-dealer or other financial institution) of any options, rights, warrants or other securities that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities subject to such forward sale or underlying such options, rights or warrants or other securities shall be eligible for registration pursuant to this Agreement.

(i) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(j) Counterparts. This Agreement may be executed simultaneously in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(k) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(l) Entire Agreement. This Agreement and the Shareholders’ Agreement constitute the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

(m) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or received by certified mail, return receipt requested, or sent by guaranteed overnight courier service. Such notices, demands and other communications will be sent to the Company, the Shareholder and the Investors in the manner and at the addresses set forth in the Shareholders’ Agreement.

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IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date and year set forth above.

GENERAL ELECTRIC COMPANY

By:	/s/ Robert M. Giglietti
	Name:	Robert M. Giglietti
	Title:	Vice President

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date and year set forth above.

AERCAP HOLDINGS N.V.

By:	/s/ Peter Juhas
	Name:	Peter Juhas
	Title:	Authorised Signatory

By:	/s/ Risteard Sheridan
	Name:	Risteard Sheridan
	Title:	Authorised Signatory

[Signature Page to Registration Rights Agreement]